Exhibit 99.1

Q2 2015 Results Announced for EQT Midstream Partners and EQT GP Holdings

PITTSBURGH--(BUSINESS WIRE)--July 23, 2015--EQT Midstream Partners, LP (NYSE: EQM) and EQT GP Holdings, LP (NYSE: EQGP) today announced second quarter 2015 financial and operating results. EQT Midstream Partners (EQM) net income for the quarter totaled $91.3 million, adjusted EBITDA was $110.5 million, and distributable cash flow was $102.8 million. EQM adjusted operating income was $99.8 million, or 43% higher than the same quarter last year. The non-GAAP financial measures are reconciled in the Non-GAAP Disclosures section of this news release.

EQT GP Holdings, LP (EQGP) owns a 30.2% limited partner interest and 2% general partner interest, along with 100% of the incentive distribution rights in EQM. EQGP completed its initial public offering of 26.45 million common units on May 15, 2015. Net income attributable to EQGP for the second quarter totaled $28.7 million.

Q2 Highlights:

  Announced agreement to construct natural gas header pipeline for Range Resources
  Completed the east side expansion project for Antero Resources
  Increasing EQM distributable cash flow guidance for 2015 to $390 – $400 million

In December 2013, EQM entered into a capital lease with EQT for its Allegheny Valley Connector facilities (AVC), which includes a 200-mile pipeline regulated by the Federal Energy Regulatory Commission (FERC). EQM operates the AVC and the related revenues and expenses are included in the financial statements; however, the monthly lease payment to EQT offsets the impact on distributable cash flow. As a result, second quarter 2015 operating results are discussed on an adjusted basis, excluding the AVC. Payments due under the lease totaled $3.4 million for the second quarter. The revenues and expenses associated with the AVC are found in the reconciliation table in the Non-GAAP Disclosures section of this news release.

EQM second quarter adjusted operating revenues increased $35.7 million, or 35%, compared to the same quarter last year. The increase was primarily due to increased contracted firm transmission capacity and increased gathered volumes. Adjusted operating expenses were up $5.6 million versus the second quarter of 2014, consistent with the growth of the business.

QUARTERLY DISTRIBUTION

EQM

For the second quarter of 2015, EQM will pay a quarterly cash distribution of $0.64 per unit. The distribution will be paid on August 14, 2015 to all unitholders of record at the close of business on August 4, 2015. The quarterly cash distribution is $0.12 per unit, or 23% higher, than the second quarter of 2014.

EQGP

For the second quarter of 2015, EQGP will pay an initial distribution of $0.04739 per unit. The prorated distribution reflects the 47 day period from the initial public offering closing to the end of the quarter and corresponds to a full quarterly distribution of $0.09175 per unit. The distribution will be paid on August 24, 2015 to EQGP unitholders of record at the close of business on August 4, 2015.

GUIDANCE

EQM forecasts third quarter 2015 adjusted EBITDA of $112 – $117 million and full-year 2015 adjusted EBITDA of $435 – $445 million. EQM is also increasing its full-year distributable cash flow forecast to $390 – $400 million. EQM is targeting annual distribution growth of 20% through 2017, which equates to more than 40% annual distribution growth at EQGP over the same time period. The financial and distribution guidance does not include financial impacts of potential acquisitions.

EQM CAPITAL EXPENDITURES

Expansion

In the second quarter, EQM continued its gathering infrastructure expansion with approximately $68 million in investments related to gathering pipeline and compression projects for EQT and third-party producers. A majority of the investment was related to the Jupiter Gathering System (Jupiter) and the Northern West Virginia Marcellus Gathering System (NWV Gathering). EQM forecasts total gathering related investments of approximately $195 – $205 million in 2015.

EQM invested approximately $34 million in the Ohio Valley Connector (OVC) project during the second quarter. The OVC is estimated to cost $300 million, of which approximately $120 – $130 million will be invested in 2015.

EQM also invested $20 million during the quarter in other transmission expansion projects – most notably the east side expansion project for Antero Resources, which was placed into service during the quarter and added 100 MMcf per day of transmission capacity. EQM transmission capacity now stands at 3.1 Bcf per day. Investments of approximately $50 million for transmission projects are expected in 2015.

While no capital contribution was made to Mountain Valley Pipeline, LLC during the second quarter, EQM continues to expect total capital contributions to Mountain Valley Pipeline of approximately $105 – $115 million in 2015.

Expansion capital expenditures totaled $122 million in the second quarter. EQM forecasts 2015 total expansion capital expenditures including capital contributions to Mountain Valley Pipeline of approximately $470 – $500 million.

Ongoing Maintenance

Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures, net of expected reimbursements, totaled $1.9 million in the second quarter 2015. EQM forecasts full-year 2015 ongoing maintenance capital expenditures of approximately $20 – $25 million.

Project Update

Natural Gas Header Pipeline for Range Resources

As announced today in a separate news release, EQM will invest approximately $250 million for the construction of 32 miles of pipeline and installation of approximately 32,000 horsepower of compression. The natural gas header pipeline will support Range Resources’ dry Marcellus and Utica development in southwestern Pennsylvania. EQM plans to complete the project in two phases, with phase one expected to be in-service by the third quarter of 2016 and phase two by mid-year 2017. The majority of capital investment is expected to occur throughout 2016 and the first half of 2017. The pipeline will provide greater than half a billion cubic feet per day of firm capacity and is backed by a long-term firm capacity reservation commitment.

NON-GAAP DISCLOSURES

EQM Adjusted EBITDA and Distributable Cash Flow

As used in this news release, EQM adjusted EBITDA means EQM’s net income plus interest expense, depreciation and amortization expense, and non-cash long-term compensation expense less equity income, other income, and capital lease payments. As used in this news release, distributable cash flow means adjusted EBITDA less interest expense, excluding capital lease interest and ongoing maintenance capital expenditures, net of expected reimbursements. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

  EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;
  the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;
  EQM’s ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQM believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing EQM’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, EQM’s definition of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EBITDA and distributable cash flow with net income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in EQM’s quarterly report on Form 10-Q for the quarter ended June 30, 2015.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

(Thousands)	Three Months Ended June 30, 2015
Operating revenues:
Transmission and storage	$68,140
Gathering	76,473
Total operating revenues	144,613
Operating expenses:
Operating and maintenance	17,232
Selling, general and administrative	13,727
Depreciation and amortization	12,258
Total operating expenses	43,217
Operating income	101,396
Equity income	394
Other income	1,169
Interest expense	11,640
Net income	$91,319
Add:
Interest expense	11,640
Depreciation and amortization expense	12,258
Non-cash long-term compensation expense	239
Less:
Equity income	(394)
Other income	(1,169)
Capital lease payments for AVC	(3,427)
Adjusted EBITDA	$110,466
Less:
Interest expense, excluding capital lease interest	(5,742)
Ongoing maintenance capital expenditures, net of expected reimbursements	(1,878)
Distributable cash flow	$102,846
Distributions declared(1):
Limited Partner	$45,253
General Partner	11,211
Total	$56,464
Coverage ratio	1.82x

(Thousands)	Three Months Ended June 30, 2015

Net cash provided by operating activities	$124,443
Adjustments:
Interest expense	11,640
Capital lease payments for AVC	(3,427)
Other, including changes in working capital	(22,190)
Adjusted EBITDA	$110,466

(1)	Reflects cash distribution of $0.64 per limited partner unit for the second quarter.

EQM Adjusted Operating Revenues, Adjusted Operating Expenses, Adjusted Operating Income and Adjusted Income Before Income Taxes

EQM Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes, all of which exclude the impact of the AVC, are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate EQM’s performance. The AVC did not have a net positive or negative impact on EQM’s distributable cash flow. Adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes should not be considered as alternatives to operating revenues, operating expenses, operating income or income before income taxes, or any other measure of financial performance presented in accordance with GAAP. The table below reconciles adjusted operating revenues, adjusted operating expenses, adjusted operating income and adjusted income before income taxes with operating revenues, operating expenses, operating income and income before income taxes as derived from the statements of consolidated operations to be included in EQM’s quarterly report on Form 10-Q for the quarter ended June 30, 2015.

	Three Months Ended June 30, 2015
(Thousands)	Reported Results	Adjustment to exclude AVC	Adjusted Results (excludes AVC)
Operating Revenues:
Operating revenues – affiliate	$107,693	$-	$107,693
Operating revenues – third party	36,920	(6,052)	30,868
Total operating revenues	144,613	(6,052)	138,561

Operating Expenses
Operating and maintenance	17,232	(1,159)	16,073
Selling, general and administrative	13,727	(1,466)	12,261
Depreciation and amortization	12,258	(1,781)	10,477
Total operating expenses	43,217	(4,406)	38,811
Operating income	101,396	(1,646)	99,750
Equity income	394	—	394
Other income	1,169	—	1,169
Interest expense	11,640	(5,898)	5,742
Income before income taxes	$91,319	$4,252	$95,571

	Three Months Ended June 30, 2014(1)
(Thousands)	Reported Results	Adjustment to exclude AVC	Adjusted Results (excludes AVC)
Operating Revenues:
Operating revenues – affiliate	$74,916	$-	$74,916
Operating revenues – third party	34,411	(6,423)	27,988
Total operating revenues	109,327	(6,423)	102,904

Operating Expenses
Operating and maintenance	13,626	(1,158)	12,468
Selling, general and administrative	12,865	(1,049)	11,816
Depreciation and amortization	10,436	(1,471)	8,965
Total operating expenses	36,927	(3,678)	33,249
Operating income	72,400	(2,745)	69,655
Other income	559	—	559
Interest expense	6,629	(5,354)	1,275
Income before income taxes	$66,330	$2,609	$68,939

(1)	Q2 2014 has been recast to include the historical results of NWV Gathering and Jupiter.

Q2 2015 Webcast Information

EQM and EQGP will host a joint live webcast with security analysts today at 11:30 a.m. ET. Topics include second quarter 2015 financial results, operating results, and other matters. The webcast is available at www.eqtmidstreampartners.com and a replay will be available for seven days following the call.

EQT Corporation (EQT), which owns EQGP’s general partner and holds a 90% limited partner interest in EQGP, will also host a webcast with security analysts today at 10:30 a.m. ET. EQM and EQGP unitholders are encouraged to listen-in, as the discussion may include topics relevant to EQM and EQGP, such as EQT's financial and operational results, potential asset dropdown transactions, and specific reference to EQM and EQGP second quarter 2015 results. The webcast can be accessed via www.eqt.com and will be available as a replay for seven days following the call.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns 700 miles and operates an additional 200 miles of FERC-regulated interstate pipelines; and also owns more than 1,600 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com

About EQT GP Holdings:

EQT GP Holdings, LP is a limited partnership that owns a 30% limited partner interest and 2% general partner interest, including 100% of the incentive distribution rights, in EQT Midstream Partners, LP. EQT Corporation owns a 90% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com

EQM and EQGP management speak to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the EQM and EQGP website at www.eqtmidstreampartners.com.

Cautionary Statements

EQM is unable to provide a reconciliation of its projected adjusted EBITDA and projected distributable cash flow to projected net income or projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with generally accepted accounting principles (GAAP), because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQGP and its subsidiaries, including EQM, including guidance regarding EQM’s transmission and storage and gathering revenue and volume growth; revenue projections; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to transmission and gathering projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector and Mountain Valley Pipeline (MVP); the ultimate terms, partners and structure of the MVP joint venture; natural gas production growth in EQM’s operating areas for EQT and third parties; asset acquisitions, including EQM’s ability to complete any asset purchases from EQT or third parties and anticipated synergies and accretion associated with any acquisition; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments, projected capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; distribution rates and growth; projected adjusted EBITDA and projected distributable cash flow, including the effect of the AVC lease on distributable cash flows; future AVC lease payments; the effects of government regulation and litigation; and tax position. These forward looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQM and EQGP have based these forward-looking statements on current expectations and assumptions about future events. While EQM and EQGP consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the partnerships’ control. The risks and uncertainties that may affect the operations, performance and results of EQM’s and EQGP’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2014 and under the caption “Risk Factors” in EQGP’s prospectus dated May 11, 2015 and filed with the Securities and Exchange Commission on May 12, 2015, as each may be updated by any subsequent Form 10-Q’s. Any forward-looking statement speaks only as of the date on which such statement is made, and neither EQM nor EQGP intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQT Corporation and its subsidiaries, other than EQM and EQGP, is derived from publicly available information published by EQT.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s and EQGP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s and EQGP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM or EQGP, as applicable, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQT Midstream Partners, LP
Statements of Consolidated Operations (unaudited)

	Three Months Ended
	June 30,
(Thousands, except per unit amounts)	2015	2014(1)
Operating revenues(2)	$144,613	$109,327

Operating expenses:
Operating and maintenance	17,232	13,626
Selling, general and administrative	13,727	12,865
Depreciation and amortization	12,258	10,436
Total operating expenses	43,217	36,927
Operating income	101,396	72,400
Equity income	394	-
Other income	1,169	559
Interest expense	11,640	6,629
Income before income taxes	91,319	66,330
Income tax expense	-	7,362
Net income	$91,319	$58,968

Calculation of limited partner interest in net income:
Net income	$91,319	$58,968
Less:
Pre-acquisition net income allocated to parent	-	(12,390)
General partner interest in net income	(11,908)	(2,792)
Limited partner interest in net income	$79,411	$43,786

Net income per limited partner unit - basic	$1.12	$0.81
Net income per limited partner unit - diluted	$1.12	$0.81

Weighted average limited partner units outstanding – basic	70,722	54,259
Weighted average limited partner units outstanding – diluted	70,876	54,386

(1)	Q2 2014 has been recast to include historical results of NWV Gathering, which was acquired on March 17, 2015, and Jupiter, which was acquired on May 7, 2014.
(2)	Operating revenues included affiliate revenues of $107.7 million and $74.9 million for Q2 2015 and Q2 2014, respectively.

EQT Midstream Partners, LP
Operating Revenues

	Three Months Ended June 30,
(Thousands)	2015	2014(1)
Transmission and Storage
Firm reservation fee revenues	$56,671	$45,170
Volumetric based fee revenues:
Usage fees under firm contracts(2)	10,084	11,260
Usage fees under interruptible contracts	1,385	2,695
Total volumetric based fee revenues	11,469	13,955
Total transmission and storage operating revenues	$68,140	$59,125
Gathering
Firm reservation fee revenues	$64,091	$8,432
Volumetric based fee revenues:
Usage fees under firm contracts(2)	7,182	11,107
Usage fees under interruptible contracts	5,200	30,663
Total volumetric based fee revenues	12,382	41,770
Total gathering operating revenues	$76,473	$50,202

(1)	Q2 2014 has been recast to include historical results of NWV Gathering and Jupiter.
(2)	Includes commodity charges and fees on volumes transported or gathered in excess of firm contracted capacity.

EQT Midstream Partners, LP
Operating Results

	Three Months Ended
	June 30,
	2015	2014(1)
OPERATING DATA (in BBtu per day):
Transmission pipeline throughput (excluding AVC)
Firm capacity reservation	1,782	1,142
Volumetric based services(2)	229	412
Total transmission pipeline throughput (excluding AVC)	2,011	1,554

Average contracted firm transmission reservation commitments (excluding AVC)	2,238	1,621

AVC transmission pipeline throughput	71	122

Gathered volumes
Firm reservation	1,102	155
Volumetric based services(2)	319	880
Total gathered volumes	1,421	1,035

CAPITAL EXPENDITURES (in thousands):
Expansion capital expenditures	$122,360	$74,873
Maintenance capital expenditures:
Ongoing maintenance(3)	3,413	4,092
Funded regulatory compliance	1,276	2,521
Total maintenance capital expenditures	4,689	6,613
Total capital expenditures	$127,049	$81,486

(1)	Q2 2014 has been recast to include historical results of NWV Gathering and Jupiter.
(2)	Includes volumes transported or gathered under interruptible contracts and volumes in excess of firm contracted capacity.
(3)	Approximately $1.5 million of the Q2 2015 ongoing maintenance capital expenditures are expected to be reimbursed by EQT for the bare steel replacement program.

EQT GP Holdings, LP
Statements of Consolidated Operations (unaudited)

	Three Months Ended
	June 30,
(Thousands, except per unit amounts)	2015	2014(1)
Operating revenues(2)	$144,613	$109,327

Operating expenses:
Operating and maintenance	17,232	13,626
Selling, general and administrative	14,765	12,865
Depreciation and amortization	12,258	10,436
Total operating expenses	44,255	36,927
Operating income	100,358	72,400
Equity income	394	-
Other income	1,169	559
Interest expense	11,640	6,629
Income before income taxes	90,281	66,330
Income tax expense	5,436	13,705
Net income	84,845	52,625
Net income attributable to noncontrolling interests	56,189	27,343
Net income attributable to EQT GP Holdings, LP	$28,656	$25,282

Calculation of limited partner interest in net income:
Net income attributable to EQT GP Holdings, LP	$28,656	N/A
Less:
Results attributable to pre-IPO period	(8,303)	N/A
Limited partner interest in net income	$20,353	N/A

Net income per limited partner unit – basic and diluted	$0.08	N/A

Weighted average limited partner units outstanding – basic and diluted	266,167	N/A

(1)	Q2 2014 has been recast to include historical results of NWV Gathering, which was acquired on March 17, 2015.
(2)	Operating revenues included affiliate revenues of $107.7 million and $74.9 million for Q2 2015 and Q2 2014, respectively.

CONTACT:
EQT Midstream Partners
Analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqtmidstreampartners.com
or
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqtmidstreampartners.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqtmidstreampartners.com